Exhibit 5.1

June 3, 2013

Tile Shop Holdings, Inc.

14000 Carlson Parkway

Plymouth, Minnesota 55441

Re:	Registration Statement on Form S-1 (File No. 188861)

Ladies and Gentlemen:

We have acted as counsel to Tile Shop Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed by the Company with United States Securities and Exchange Commission (the “Commission”) on May 24, 2013 (File No. 333-188861) (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 4,887,500 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), all of which are outstanding and are being offered by certain stockholders of the Company (the “Selling Stockholders”), and which include 637,500 shares subject to an over-allotment option granted by certain Selling Stockholders to the underwriters for the offering.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of public officials as we deemed necessary for purposes of the opinions expressed below. In addition, as to certain factual matters relevant to the opinions expressed below, we have relied upon a certificate of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing and upon the representations and information provided by the Company, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Registration Statement and Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Fredrikson & Byron, P.A.
Fredrikson & Byron, P.A.